Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-75247, 333-21845 and 333-06083) of Castelle of our report dated March 29, 2004, except for Note 3, as to which the date is April 13, 2005, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
San Jose, California
April 13, 2005


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